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                                                                   Exhibit 10.11

                              KEEP-WELL AGREEMENT

     THIS KEEP-WELL AGREEMENT (this "Agreement") is made and entered into this 19th day of August, 1994 by and among C. H. ROBINSON, INC., a Minnesota corporation ("Robinson"), WAGONMASTER TRANSPORTATION COMPANY, a Minnesota corporation ("Wagonmaster"), and AT&T COMMERCIAL FINANCE CORPORATION, a Delaware Corporation ("AT&T") with respect to the following facts:

RECITALS

     A. Robinson is the sole shareholder of all of the issued and outstanding stock of Wagonmaster.

     B. Wagonmaster has requested that AT&T lease to Wagonmaster, pursuant to the terms of that certain lease between AT&T and Wagonmaster of even date herewith (the "Lease"), certain equipment (the "Equipment") described more particularly in the Lease.

     C. AT&T has agreed to lease the Equipment to Wagonmaster on the condition, among other things, that Robinson and Wagonmaster execute and deliver this Agreement.

     D. Robinson and Wagonmaster anticipate that the Equipment may from time to time be used by Robinson and affiliates of Robinson, pursuant to the terms of written subleases.

     E. As sole shareholder of Wagonmaster, and because the Equipment may from time to time be used by Robinson and affiliates of Robinson, Robinson acknowledges that it will receive substantial benefit if AT&T agrees to lease the Equipment to Wagonmaster.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all the parties, the parties agree as follows:

AGREEMENT

     1. Representations and Warranties. Robinson and Wagonmaster hereby represent and warrant that, as of the date hereof:

          a. Robinson owns one hundred percent (100%) of the issued and outstanding stock of Wagonmaster;
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          b.   Wagonmaster has tangible net worth of not less than Two Million
Dollars ($2,000,000);

          c. The ratio of Wagonmaster's total cash flow (as hereinafter defined) to its fixed charges (as hereinafter defined) is not less than 1.1 to 1; and

          d. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, this Agreement has been duly executed and delivered by Robinson and Wagonmaster, and this Agreement constitutes a legal, valid and binding obligation of Robinson and Wagonmaster, enforceable against them in accordance with its terms in all pertinent jurisdictions.

     2.   Financial Covenants.  For and during the term of the Lease and any
          -------------------
renewals and extensions thereof, Robinson and Wagonmaster agree to comply with the following covenants, and Robinson specifically agrees to take such actions with respect to Wagonmaster as are required for such covenants to be met:

          a. Robinson shall at all times continue to own one hundred percent (100%) of the issued and outstanding stock of Wagonmaster;

          b. Wagonmaster shall have a minimum tangible net worth of not less than Two Million Dollars ($2,000,000); and

          c. Wagonmaster shall maintain a ratio of total cash flow to fixed charges of not less than 1.1 to 1. Compliance with the covenant set forth in the preceding sentence shall be tested on an annual basis as of the end of each fiscal year of Wagonmaster; provided, however, that after and during the
                            --------  -------
continuance of any event of default under the Lease, such compliance shall be tested on a quarterly basis beginning with the fiscal quarter ending immediately prior to the occurrence of such event of default. The term "total cash flow" shall mean, for any relevant fiscal period, net after tax income as reflected in the relevant quarterly or annual financial statements, plus depreciation expense, plus capital infusions from Robinson, plus rental expense, minus stockholder dividends. The term "fixed charges" shall mean, for any fiscal quarter or year, as applicable, the sum of all obligations payable during such fiscal period for (i) principal on borrowed money repayable over a period in excess of one (1) year; and (ii) any other obligations under leases which shall have been or, under generally accepted accounting principles, should be recorded as capital leases; and (iii) rental expenses.

     3.   Officer's Certificates.  (a) Wagonmaster shall deliver to AT&T, as
          ----------------------
soon as available but in any event not later than thirty (30) days following the end of each fiscal quarter, copies of the quarterly or annual (as the case may
be) financial statements of Wagonmaster for such fiscal quarter or year, together with a certificate in the form attached hereto as Exhibit A executed
                                                           ---------
within thirty (30) days following

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the end of such fiscal quarter or year, by a vice president of Wagonmaster, indicating the status of each of the covenants set forth in Section 2.

          (b) Robinson shall deliver to AT&T, (i) as soon as available but in any event not later than thirty (30) days following the end of each of the first three fiscal quarters of each fiscal year, copies of the quarterly consolidated and consolidating financial statements of Robinson and its subsidiaries for such fiscal year, certified by Robinson's Chief Financial Officer, and (ii) as soon as available but in any event not later than ninety (90) days following the end of each fiscal year, copies of the audited annual consolidated and consolidating financial statements of Robinson and its subsidiaries for such fiscal year, certified by an independent accounting firm.

     4.   Events of Default.  Each of the following shall constitute an event of
          -----------------
default (an "Event of Default") under this Agreement:

          a. Wagonmaster shall fail to deliver the financial statements and officer's certificates required to be delivered under, and within the time period set forth in, Section 3(a), and such failure shall continue for five (5) days after Wagonmaster's receipt of notice from AT&T of such failure.

          b. Robinson shall fail to deliver the financial statements required to be delivered under, and within the time period set forth, in Section 3(b), and such failure shall continue for five (5) days after Robinson's receipt of notice from AT&T of such failure.

          c. Any of the representations and warranties set forth in Section 1 shall prove to have been false.

          d. Robinson shall own less than one hundred percent (100%) of the issued and outstanding stock of Wagonmaster, and such failure shall continue for ten (10) days after Robinson's receipt of notice from AT&T of such failure.

          e. The tangible net worth of Wagonmaster shall be less than Two Million Dollars ($2,000,000), and such tangible net worth shall not be increased to at least Two Million Dollars ($2,000,000) within ten (10) days after Robinson's receipt of notice from AT&T.

          f. The ratio of Wagonmaster's total cash flow to Wagonmaster's fixed charges shall fall below 1.1 to 1, and such ratio shall not be increased to at least 1.1 to 1 within ten (10) days after Robinson's receipt of notice from AT&T.

          g. Wagonmaster makes an assignment for the benefit of creditors or any proceeding under any bankruptcy, reorganization, arrangement of debts,

                                      -3-
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insolvency or receivership law is filed by or against Wagonmaster or Wagonmaster takes any action to authorize any of the foregoing matters.

     5.   Remedies.  Upon the occurrence of an Event of Default, Robinson shall
          --------
have the option to purchase the Equipment at Lessor's Return (as defined in the Lease) on an "as-is, where-is" basis without any obligation on the part of AT&T to deliver possession of the Equipment to Robinson and without any warranty, express or implied from AT&T, other than the absence of any liens by, through or under AT&T; provided that Robinson shall purchase such Equipment on such basis within ten (10) days of Robinson's receipt from AT&T of written notice of the Event of Default. The purchase price for the Equipment shall include, in addition to an amount equal to the then Lessor's Return, an amount equal to all expenses incurred by AT&T in pursuing its remedies hereunder, including reasonable attorneys' fees. If Robinson fails to deliver to AT&T an amount equal to the then Lessor's Return for the Equipment plus the other amounts set forth above within such time period, AT&T may, at its option, take any of the following actions:

          a. Proceed by appropriate court action or actions, either at law or in equity, either before or after resorting to its remedies set forth in Section 5(b), to (i) require Robinson to take such actions as are necessary to comply or cause compliance with the covenants set forth herein, and Robinson acknowledges and agrees that specific performance is an appropriate remedy, or (ii) recover from Robinson damages for the breach of the covenants contained herein; and/or

          b. By written notice to Robinson and Wagonmaster terminate Robinson and Wagonmaster's right of possession of the Equipment, whereupon all rights of Robinson and Wagonmaster or their permitted assigns to use the Equipment shall absolutely cease and terminate, but Wagonmaster and Robinson shall remain liable as herein provided. Upon such a termination, Robinson shall cause Wagonmaster, at its expense, to redeliver the Equipment to AT&T. If Wagonmaster shall fail to do so, AT&T may retake possession of the Equipment by entering upon any premises at any reasonable time and thereafter AT&T may hold, possess, sell, upgrade, lease to others or enjoy the same, free from any right of Wagonmaster, Robinson or their respective successors or assigns, and Robinson hereby waives the right to object to the amount that may be bid by AT&T or any other person at any foreclosure sale. If AT&T is required to retake possession, Robinson shall upon demand reimburse AT&T for all costs and expenses relating thereto. Notwithstanding such redelivery or retaking, AT&T shall have the right to recover from Robinson and Wagonmaster or either of them its damages for loss of a bargain and not as a penalty, an amount equal to the Lessor's Return with respect to the Equipment as of the rent payment date on or next preceding the date of the Event of Default, less:

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          (i)  the amount AT&T in fact receives from the sale of the Equipment, after deduction of all estimated expenses of such sale (Equipment which AT&T is unable to recover shall at AT&T's option be deemed worthless); or

          (ii) at AT&T's election, the present value of the noncancellable regularly scheduled rentals receivable from a subsequent lease of all or part of the Equipment entered into by AT&T (discounted at a rate equal to five (5) percentage points above the prime rate then in effect), and taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the term of the Lease. In addition, Robinson shall be liable to AT&T for all costs and expenses incurred by AT&T by reason of Robinson's breach or default. In addition to the foregoing, Robinson shall be liable for interest on any of the above referenced amounts from and after the due date at the rate of five (5) percentage points above the prime rate then in effect, or the legal limit, whichever is smaller. AT&T's costs and expenses incurred by reason of breach or default shall include, without limitation, costs and expenses of receiving or retaking possession of the Equipment, storing, holding, transporting, insuring, caring for, servicing, maintaining and renting the Equipment and collecting rents and professional fees and expenses with respect to or incurred by reason of the breach or default, including legal fees and expenses for advice and legal services in any actions or proceedings which AT&T may commence or in which AT&T may appear or participate to exercise or enforce any rights or remedies or to protect or preserve any rights or interests, and in all reviews of and appeals from any such actions or proceedings.

     6.   AT&T's Rights.  Robinson and Wagonmaster acknowledge and agree that
          -------------
(a) Robinson's obligations to AT&T under this Agreement are primary, (b) AT&T may pursue any and all of its remedies hereunder in any order it may choose, (c) AT&T shall have no obligation to pursue its remedies with respect to Wagonmaster or the Equipment under the terms of the Lease before pursuing Robinson or the Equipment under the terms of this Agreement, (d) if an Event of Default under this Agreement has occurred and is continuing, AT&T may pursue its remedies under this Agreement even if Wagonmaster is then in full compliance with the terms of the Lease, and (e) AT&T's rights and remedies hereunder shall not be affected by any bankruptcy or insolvency of Wagonmaster or Robinson except to the extent that AT&T's right to repossess the Equipment may be lawfully stayed subsequent to the filing of a bankruptcy petition. Robinson hereby consents and agrees that AT&T may at any time, or from time to time, in its discretion, and without affecting Robinson's obligations under this Agreement:

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          a.   extend or change the time of payment, and/or the manner, place, currency or terms of payment of all or any of Wagonmaster's obligations under the Lease or any related document, or otherwise agree with Wagonmaster to amend the terms of the Lease or any related document;

          b.   waive any of the terms of the Lease or any related document; and

          c. settle or compromise with Wagonmaster any and all of its obligations under the Lease or any related document and/or subordinate the payment of the same, or any part thereof, to the payment of any other debts or claims which may at any time be due or owing to AT&T or any other person, all in such manner and upon such terms as AT&T may deem proper, and without notice to or further assent from Robinson, it being hereby agreed that Robinson shall be and remain bound under this Agreement, irrespective of the existence, value or condition of the Equipment or any collateral or other security, and notwithstanding any such change, exchange, settlement compromise, surrender, release, sale, application, renewal or extension.

     7.   Waiver.  (a) Subrogation.  Robinson hereby irrevocably waives all
          ------       -----------
claims it has or may acquire, if any, against Wagonmaster in respect of the obligations set forth above, including rights of exoneration, reimbursement, contribution and subrogation. Wagonmaster hereby irrevocably waives all claims it has or may acquire, if any, against Robinson in respect of the obligations set forth above, including rights of exoneration, reimbursement, contribution and subrogation.

          (b)    Defenses.  Robinson hereby irrevocably waives:
                 --------

          (i) promptness, diligence, all presentments and demands for performance or payment, any notices that payment or performance of all or any of Wagonmaster's obligations under the Lease or any related document are due and any other notice of any kind whatsoever with respect to any of Wagonmaster's obligations under the Lease or any related document or under this Agreement (other than notices expressly contemplated by the terms of this Agreement);

          (ii) all notices of the existence, creation or incurring of new or additional obligations of Wagonmaster and notices of any and all proceedings against Wagonmaster, any endorser, any guarantor, or any other person with respect to all or any part of Wagonmaster's obligations under the Lease or any related document, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of the Equipment or any collateral or other security given to secure

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          payment or performance of all or any part of Wagonmaster's obligations under the Lease or any related document;

          (iii) any defense based on non-amenability to suit of Robinson, including the defenses of any type of immunity and inconvenient forum; and

          (iv) any other circumstance whatsoever which might otherwise constitute a legal, equitable, admiralty or maritime discharge, release or defense of any guarantor or surety or which might otherwise limit recourse against Robinson.

     8.   No Waiver Rights Cumulative, Reasonable Notice.  No delay in making
          ----------------------------------------------
demand for satisfaction of the obligations set forth herein shall prejudice AT&T's right to enforce such satisfaction. All of AT&T's rights and remedies shall be cumulative, and any failure of AT&T to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time hereafter. If AT&T, in its sole discretion, elects to give notice of any action with respect to the sale of the Equipment, Robinson and Wagonmaster agree that ten (10) days prior written notice shall be deemed reasonable notice of any matters contained in such notice.

     9.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New Jersey without regard to the conflicts of laws rules thereof.

     10.  Assignment.  This Agreement shall inure to the benefit of AT&T and its
          ----------
successors and assigns. AT&T may at any time assign or otherwise transfer all or any part of its interest under this Agreement and to the extent of such assignment, the assignee shall have the same rights and benefits against Robinson and Wagonmaster and otherwise under this Agreement (including any right of setoff) as if such assignee were an original party hereto. This Agreement shall be binding upon Robinson and Wagonmaster, and neither Robinson nor Wagonmaster shall assign or otherwise transfer all or any part of their respective rights or obligations hereunder without the prior written consent of AT&T, and any such assignment or transfer purported to be made without such consent shall be ineffective.

     11.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Robinson and Wagonmaster each hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

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     12.  WAIVER OF JURY TRIAL.  ROBINSON, WAGONMASTER AND AT&T EACH IRREVOCABLY
WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION OR PROCEEDING UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, ANY OTHER FUNDAMENTAL AGREEMENT, OR THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG ROBINSON, WAGONMASTER AND AT&T OR ANY OTHER PERSON.

     13.  Entire Agreement.  This Agreement contains the entire agreement of the
          ----------------
parties with respect to the subject matter hereof, and there are no understandings or agreements, written or oral, outside of this Agreement with respect to the subject matter hereof. This Agreement may only be amended in a writing executed by all parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first set forth above.


                                        C.H. ROBINSON, INC.


                                        By  /s/ Dale S. Hanson
                                          --------------------------------------
                                        Title Vice President, CFO and Treasurer
                                             -----------------------------------


                                        WAGONMASTER TRANSPORTATION
                                        COMPANY


                                        By  /s/ Robert S. Ingram
                                          --------------------------------------
                                        Title  Vice President
                                             -----------------------------------


                                        AT&T COMMERCIAL FINANCE
                                        CORPORATION


                                        By  /s/ Edward F. Gromek
                                          --------------------------------------
                                        Title  Vice President
                                             -----------------------------------

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                                   EXHIBIT A
                                      TO
                              KEEP-WELL AGREEMENT


Form of Officer's Certificate

     The undersigned, being a duly elected or appointed vice president of Wagonmaster Transportation Company, does hereby certify, as of the date set forth below, for the benefit of AT&T Commercial Finance Corporation, that the following is true and correct:

     1. C.H. Robinson, Inc. is presently, and has been since the date of the last Officer's Certificate delivered to AT&T Commercial Finance Corporation, the sole owner of all of the issued and outstanding stock of Wagonmaster Transportation Company.

     2. As reflected in the attached [insert "quarterly" or "annual", as applicable] financial statements of Wagonmaster Transportation Company, which financial statements are true and correct, Wagonmaster Transportation Company, has a tangible net worth of [insert the correct amount of the tangible net worth, or if it is at least $2 Million, insert "not less than Two Million Dollars ($2,000,000)"].

     [3. The ratio of Wagonmaster's total cash flow to Wagonmaster's fixed charges, each as defined in that certain Keep Well Agreement dated ________, 1994, is not less than 1.1 to 1.]/*/

     IN WITNESS WHEREOF, the undersigned Vice President has executed this certificate this ___ day of _________, 1994.


                                        ________________________________________
                                        Robert S. Ingram, Vice President


________________________
/*/To be included when applicable.

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